Singapore Branch
39 Robinson Road, # 01-02, Robinson Point, Singapore 068911
Tel: 532-1318 Fax: 535-5366 Telex: RS 24191

         OUR Ref: SCS.CYW.ylg.Everbloom
         -------------------- ------ ---- ---- -


         Everbloom Health Food Pte Ltd
         12 Science Park Drive #04-01
         The Mendel Singapore Science Park 1
         Singapore 118225

Attn: Mr. Tan Kok Kheng
          Managing Director

Dear Sirs:


BANKING FACILITIES

We are pleased to advise that Southern Bank Berhad ("the bank") has approved the following facilities for your Company's use, subject to the terms and conditions stated herein:

1.       Facilities



        a) S$350,000/- -   For overdraft in current account,
                           payable on Demand.

        b) S$150,000/- -   for issuance of irrevocable Letters of Credit
                           covering the import of raw materials and/or any other goods acceptable to the Bank into Singapore and/or for Trust Receipts up to 90 days' tenor and/or Transport Documents Guarantee covering the release of the merchandise imported under the above Letters of Credit.


                   -------------
         Total:    S $500,000/-
                   = = = = = = =

SOUTHERN BANK BERHAD

Everbloom Health Food Pte Ltd
Singapore


2.       Interest Rates

Overdraft                            -       1.25% per annum above the Bank's
                                             Prime rate

Trust Receipts                       -       1.00% per annum above the Bank's
                                             Prime rate

         or such other rate(s) as we may determine from time to time. Interest for Overdraft shall be calculated on a daily basis with monthly rests and will be debited to your account and payable on a monthly basis. Interest for Trust Receipts shall be calculated on a daily basis

3.       Purpose of Banking Facilities

         The Banking Facilities are extended for your working capital requirements.


4.       Securities

         The above facilities together with all monies and liabilities which may be owing to Southern Bank Berhad from time to time shall be secured by the followings: -

                  a) a pledge of Fixed Deposit(s) and/or Foreign Currency Deposit(s) totaling at least S$300,000/- (or its equivalent in foreign currency) to us with interest to be capitalized; and

                  b) a Deed of Guarantee to be signed by Messrs. Lim Eugene and Tan Kok Kheng jointly and severally in their personal capacity.

5. You are required to provide your company's management accounts to us on a quarterly basis.

6.   Your account is to be conducted actively within the approved limit.

7.   Bills and Trust Receipts are to be settled promptly.

8. For Trade Finance Facilities, the Bank may at its absolute discretion, allow third party Letter of Credit to be issued on behalf of your related companies, subject to satisfactory completion of the Bank's standard documentation.

9. All legal costs (both part and party between solicitor and client), withholding taxes and Goods & Services taxes or other fee charges and out-of-pocket expenses incurred in connection with the Banking Facilities shall be borne by you. Such expenses shall also be payable even if the said Facilities are aborted.

10. You shall covenant not to create or permit to exist any lien on any assets of the Company without first obtaining the consent of the Bank in writing.

11. You shall pay to the Bank a cancellation fee of 0.25% flat (payable on cancellation) on any part/amount of the Banking Facilities cancelled by you or which is deemed by the Bank to have been cancelled.

12. Without prejudice to our rights, the Bank may at any time at its absolute discretion (and without assigning any reason therefor) without prior notice to you, suspend, vary or cancel the Banking Facilities whereupon the Banking Facilities shall be suspended / varied / terminated with immediate effect thereon.

13. Your Company shall submit to us its audited Balance Sheet and Profit and Loss Statement every year and within six(6) months from your last financial year-end.

14. The Bank is at liberty to divulge, disclose, reveal and forward information relating to your banking accounts to our Head Office or branch offices at their requests, at any time without prior notice to or consent from you and without being liable to you in any manner whatsoever.

15. The Banking Facilities shall be available to you only on completion of the security documentation and/or with our consent to utilize the facilities.


16. We reserve the right to review the Banking Facilities from time to time at our absolute discretion.

17. Attached hereto is a copy of our Standard Terms and Conditions Governing Banking and Credit Facilities, which shall form an integral part of this letter and is incorporated by reference herein.

         If the terms and conditions are acceptable to you, please indicate your acceptance by signing and returning the duplicate copy of this letter to us, within the validity period of this offer which is fourteen (14) days from date hereof, together with:

                  A) a certified true copy of your Directors' Resolution accepting the same under all the above terms and conditions contained herein;

                  b) the enclosed Deed of Guarantee and Charge of Fixed Deposit (First Party) duly executed; and

                  c) photocopies of the guarantors' identity cards.


Yours faithfully
for SOUTHERN BANK BERHAD




-----------------------                            ----------------------------
Soon Chee Siong                                    Chua Yeow Wan
Manager                                            Account Manager
Risk Management Dept.                              Credit & Marketing Dept.